UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 1, 2020
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01. Completion of Acquisition or Disposition of Assets.
At Closing (defined below), Passport Health Plan, Inc.’s (formerly known as Justify Holdings, Inc.) (hereinafter referred to as “Passport”) Medicaid contract with the Kentucky Cabinet for Family Services (the “Medicaid Contract”) was novated to Molina Healthcare, Inc. (“Molina”), and as a result, Passport will begin to wind down its business. Evolent Health, Inc. (the “Company”) previously accounted for its investment in Passport on an unconsolidated basis as an investment in a variable interest entity. The Closing constituted a reconsideration event under ASC 810, which required the Company to re-evaluate its variable interest entity analysis. As a result of such analysis, the Company concluded that it has a controlling financial interest in Passport; accordingly, the Company will consolidate Passport under the voting interest model in its consolidated financial statements on a going forward basis for accounting purposes (the “Consolidation”).
As a result of the Consolidation, the remaining assets of Passport, consisting largely of regulatory capital, which on July 31, 2020 was in excess of 250% RBC, as well as its liabilities and results of operations, which are expected to not be material, will be included in the Company’s consolidated financial statements. The Consolidation will be accounted for as an asset acquisition.

Item 8.01. Other Events.
As previously disclosed on the Form 8-K filed on July 17, 2020 (the “Prior 8-K”), Evolent Health LLC (“Evolent”), a wholly owned subsidiary of the Company, and Passport, which is owned 70% by EH Holding Company, Inc., a wholly owned subsidiary of Evolent, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Molina, pursuant to which Passport agreed to sell certain assets to Molina (or its permitted affiliate assignee). The closing of the transactions contemplated by the Purchase Agreement occurred on September 1, 2020 (the “Closing”). At the Closing, Molina acquired certain assets from Passport, including certain intellectual property rights of Passport and Passport’s rights under the Medicaid Contract, and Molina deposited $20.0 million in cash in escrow, which is expected to be released to Passport on January 1, 2021.

Please refer to the Prior 8-K for additional information regarding the transaction and the consideration expected to be received by Evolent and Passport as a result of the transactions contemplated by the Purchase Agreement. The foregoing description of the Purchase Agreement is not complete and is subject to and entirely qualified by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2020.

Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including with respect to the liabilities and results of operations of Passport (which may vary based on claims experience (amongst other factors)). The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. In addition, please refer to the periodic reports that the Company has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by the Company identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Company disclaims any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: September 4, 2020	/s/ Jonathan Weinberg
Jonathan Weinberg
General Counsel and Secretary